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                                                                       EXHIBIT 1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 13, 2001, April 18, 2001 and April 23, 2001 relating to the financial statements and financial highlights which appear in the February 28, 2001 Annual Reports to Shareholders of GMO U.S. Core Fund, GMO Value Fund, GMO Intrinsic Value Fund, GMO Growth Fund, GMO Small Cap Value Fund, GMO REIT Fund, GMO Tax-Managed U.S. Equities Fund, GMO Domestic Bond Fund, GMO International Bond Fund, GMO Global Bond Fund, GMO Inflation Indexed Fund, GMO Emerging Country Debt Share Fund, GMO International Intrinsic Value Fund, GMO Foreign Fund, GMO Foreign Small Companies Fund, GMO Emerging Markets Fund, GMO Evolving Countries Fund, and GMO Global Balanced Allocation Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus of GMO Trust Class M Shares and under the heading "Investment Advisory and Other Services - Independent Accountants" in the Statement of Additional Information of GMO Trust Class M Shares, which constitute part of such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2001